Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL SETTLEMENT AND LICENSE AGREEMENT

              This Confidential Settlement and License Agreement ("Agreement") is entered into December 9, 2022, (the "Effective Date") by and between Shure Incorporated, an Illinois corporation having a principal place of business located at 5800 W. Touhy Ave., Niles, Illinois 60714 ("Shure"), and ClearOne, Inc., a Delaware corporation having a principal place of business located at 5225 Wiley Post Way, Suite 500, Salt Lake City, UT 84116 ("ClearOne").  Shure and ClearOne are collectively referred to in this Agreement as the "Parties" and each singly as a "Party."

RECITALS

              WHEREAS, Shure brought a lawsuit against ClearOne in the United States District Court for the Northern District of Illinois, Civil Action No. 1:17-cv-03078, initially seeking declaratory judgment with respect to ClearOne's United States Patent Nos. 9,635,186 (the "'186 Patent") and 9,264,553 (the "553 Patent"), and later ClearOne's United States Patent No. 9,813,806 (the "'806 Patent"), in which the claims relative to the '553 Patent were dismissed without prejudice; and in which ClearOne counterclaimed against Shure alleging that Shure and its products infringe certain claims of the '186 Patent and the '806 Patent (the "First NDIL Litigation");

              WHEREAS, ClearOne brought a lawsuit against Shure in the United States District Court for the District of Utah, Civil Action No. 2:17-cv-00322, alleging that Shure and its products infringe certain claims of the '186 Patent (the "UT Litigation");

              WHEREAS, ClearOne brought a lawsuit against Shure in the United States District Court for the Northern District of Illinois, Civil Action No. 1:19-cv-02421, alleging that (i) Shure and its products infringe certain claims of the '553 Patent and (ii) Shure misappropriated certain ClearOne trade secrets; and in which Shure counterclaimed seeking declaratory judgment with respect to the '553 Patent (the "Second NDIL Litigation");

              WHEREAS, ClearOne brought a lawsuit against Shure in the United States District Court for the Northern District of Illinois, Civil Action No. 1:19-cv-07285, seeking declaratory judgment of non-infringement with respect to Shure’s United States Design Patent No. D865,723 (the "'723 Patent") (the "Third NDIL Litigation");

              WHEREAS, Shure (along with its Affiliate Shure Acquisition Holdings, Inc.) brought a lawsuit against ClearOne in the United States District Court for the District of Delaware, Civil Action No. 1:19-cv-01343, alleging that (i) ClearOne and its products infringe certain claims of Shure's United States Patent No. 9,565,493 (the "'493 Patent") and the '723 Patent, and (ii) ClearOne made certain false or misleading statements; and in which ClearOne counterclaimed (i) seeking declaratory judgment with respect to the '493 Patent and the '723 Patent and (ii) alleging Shure made certain false or misleading statements (the "DE Litigation");

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              WHEREAS, Shure filed an appeal in the United States Court of Appeals for the Federal Circuit, Case No. 22-1498, appealing the decision of the U.S. Patent Trial and Appeal Board in a certain post grant review proceeding between Shure and ClearOne, Case No. PGR2020-0079, relating to ClearOne's United States Patent No. 10,728,653 (the "'653 Patent") (the "'653 Appeal");

              WHEREAS, the First NDIL Litigation, the UT Litigation, the Second NDIL Litigation, the Third NDIL Litigation, the DE Litigation and the '653 Appeal are collectively referred to herein as the "Litigations";

WHEREAS, the Parties deny any merit to or liability from the claims, counterclaims, and defenses asserted against them in the Litigations;

              WHEREAS, the Parties desire to avoid further litigation risks and expenses and therefore seek to settle, resolve, and compromise all claims, counterclaims, and other requests for relief in the Litigations, to release each other and their Affiliates (as defined herein) from all claims, counterclaims, and other requests for relief described herein, and to enter a license agreement relating to various patents owned by the Parties, all as described below;

              NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged by both Parties, the Parties, intending to be legally bound, agree as follows:

ARTICLE I - DEFINITIONS

              The following terms, when used with initial capital letters, shall have the meanings set forth below:

1.01          “Affiliate” means, with respect to any Party hereto, any corporation or other entity presently or in the future that directly or indirectly controls, is controlled by, or is under common control with, that Party.  As used in this definition and Sections 1.02 and 1.07, the term “control” (and derivations thereof) shall mean direct or indirect ownership of fifty percent (50%) or more of the voting equity, stock, or other ownership interest or the power to direct or cause the direction of the management and policies (by contract, stock ownership, or otherwise) of such corporation or other entity and shall include any subsidiary of a Party where more than 50% of the voting interest is owned or controlled directly or indirectly by that Party.

1.02          "Controlled Affiliates" means only those Affiliates of a Party that the Party directly or indirectly controls.  Controlled Affiliates do not include those Affiliates of a Party that the Party is controlled by or is under common control with.

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1.03          "ClearOne Accused Products" means (i) ClearOne models BMA-CT, BMA-CTH, and all past, present, and future variants of such products; (ii) ClearOne model BMA360 and all past, present and future variants of such product, and (iii) any other product or service of ClearOne or any of its Affiliates that was or could have been accused by Shure of infringement in the DE Litigation, regardless of whether by direct infringement, contributory infringement, inducement, or under a joint-enterprise theory of infringement liability.

1.04          "ClearOne BMA Patents" means (i) the '553 Patent, (ii) the '186 Patent, (iii) the '806 Patent, and (iv) any and all Related Patents to such patents.

1.05          "ClearOne Licensed Products" means the ClearOne Accused Products and any other products or services of ClearOne and its Controlled Affiliates for which the manufacture, making, use, sale, offer for sale, or import would infringe a claim of any of the Shure MXA910 Patents or Shure Additional Patents.

1.06          "ClearOne Remaining Patents" means (i) all patents and patent applications owned by or exclusively licensed to ClearOne or any of its Affiliates as of the Effective Date hereof; (ii) all patents and patent applications filed as of the Effective Date hereof by an applicant or inventor who was employed by ClearOne or any of its Affiliates or who was under a duty to assign or exclusively license such already filed patents or patent applications to ClearOne or any of its Affiliates on or before the Effective Date hereof; and (iii) any Related Patents to such patents and patent applications; other than the ClearOne BMA Patents.

1.07          [***]

1.08          "Related Patents" means, with respect to a patent or patent application, all other patents and patent applications from which priority is claimed by, sharing a priority claim with, or claiming priority to, such patent or patent application, anywhere in the world, including any and all continuation, continuation-in-part, divisional, reissue, reexamination, inter partes review, covered business method review, and post grant review patents or applications, as well as any foreign counterparts or extensions of such patent or patent application.

1.09          "Shure Accused Products" means (i) Shure models MXA910, MXA910-W, MXA910-A, MXA910-US, MXA310 and all past, present, and future variants of such products (including all 60-cm versions); (ii) Shure model P300 and all past, present and future variants of such product, and (iii) any other product or service of Shure or any of its Affiliates that was or could have been accused by ClearOne of infringement in the First NDIL Litigation or the Second NDIL Litigation, regardless of whether by direct infringement, contributory infringement, inducement, or under a joint-enterprise theory of infringement liability.

1.10          "Shure Additional Patents" means (i) U.S. Patent No. 11,310,596, (ii) U.S. Patent Application No. 16/887,790, which recently published as Publication No. 2021/0120335, and (iii) any and all Related Patents to such patents or applications.

1.11          "Shure MXA910 Patents" means (i) the '493 Patent, (ii) the '723 Patent, (iii) United States Design Patent No. D784,299, (iv) United States Design Patent No. D940,116, and (v) any and all Related Patents to such patents.

1.12          "Shure Licensed Products" means the Shure Accused Products and any other past, present or future products or services of Shure and its Controlled Affiliates for which the manufacture, making, use, sale, offer for sale, or import would infringe a claim of any of the ClearOne BMA Patents or the ClearOne Remaining Patents.

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ARTICLE II - RELEASES

2.01          Mutual Releases Between Shure and ClearOne.

(a)                In consideration of the mutual covenants and agreements herein, and subject to the Payment in accordance with Section 4.01, ClearOne, on behalf of itself and its Affiliates, their respective successors and assigns, and their respective past, present, and future officers, directors, shareholders, members, employees, agents, consultants, experts, representatives, and attorneys (the "ClearOne Releasors"), fully and forever irrevocably and unconditionally releases, acquits and discharges Shure and its Controlled Affiliates, their respective successors and assigns, and their respective officers, directors, shareholders, members, employees, agents, consultants, experts, representatives, attorneys, subcontractors, suppliers, customers, distributors, sales representatives, manufacturer representatives, installers, integrators, resellers, service providers, and end users (the "Shure Patent Releasees"), from any and all past and present causes of action, demands, suits, judgments, and other claims and any and all debts, damages and other liabilities of any kind and nature, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, existing and contingent, direct or derivative, based on (in whole or in part): (1) the manufacture, making, installation, use, sale, offer for sale, promotion or import of any Shure Licensed Products; (2) infringement (whether direct, indirect, contributory, inducement, or any other kind) of any of the ClearOne BMA Patents and ClearOne Remaining Patents; and/or (3) alleged or actual violations of the preliminary injunction and contempt orders entered in the First NDIL Litigation, including any harm stemming therefrom or any sanctions or other remedies sought in relation thereto.

(b)               In consideration of the mutual covenants and agreements herein, and subject to the Payment in accordance with Section 4.01, the ClearOne Releasors fully and forever irrevocably and unconditionally release, acquit and discharge Shure and its Controlled Affiliates, their respective successors and assigns, and their respective officers, directors, shareholders, members, employees, agents, consultants, experts, representatives, sales representatives, manufacturer representatives, and attorneys, (the "Shure Other Releasees"), from any and all past and present causes of action, demands, suits, judgments, and other claims and any and all debts, damages and other liabilities of any kind and nature, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, existing and contingent, direct or derivative, based on (in whole or in part): (1) misappropriation of any trade secrets or alleged trade secrets of ClearOne or any of its Affiliates occurring or commencing prior to October 1, 2022 (as well as any such misappropriation first occurring prior to such date but alleged to continue after such date); and/or (2) allegedly false or misleading statements made prior to October 1, 2022; and/or (3) any other claims that were or could have been asserted against Shure and/or any of the other Shure Other Releasees in the Litigations.

(c)                In consideration of the mutual covenants and agreements herein, and subject to the dismissals as described in Section 5.01 below, Shure, on behalf of itself and its Affiliates, their respective successors and assigns, and their respective past, present and future officers, directors, shareholders, members, employees, agents, consultants, experts, representatives, and attorneys (the "Shure Releasors"), fully and forever irrevocably and unconditionally releases, acquits, and discharges ClearOne and its Controlled Affiliates, their respective successors and assigns, and their respective officers, directors, shareholders, members, employees, agents, consultants, experts, representatives, attorneys, suppliers, customers, distributors, sales representatives, manufacturer representatives, installers, integrators, resellers, service providers, and end users (the "ClearOne Patent Releasees"), from any and all past and present causes of action, demands, judgments, suits, and other claims and any and all debts, damages and other liabilities of any kind and nature, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, existing and contingent, direct or derivative, based on (in whole or in part): (1) the manufacture, making, installation, use, sale, offer for sale, promotion or import of any ClearOne Licensed Products; and/or (2) infringement (whether direct, indirect, contributory, inducement, or any other kind) of any of the Shure MXA910 Patents and Shure Additional Patents.

(d)               In consideration of the mutual covenants and agreements herein, and subject to the dismissals as described in Section 5.01 below, the Shure Releasors fully and forever irrevocably and unconditionally release, acquit, and discharge ClearOne and its Controlled Affiliates, their respective successors and assigns, and their respective officers, directors, shareholders, members, employees, agents, consultants, experts, representatives, sales representatives, manufacturer’s representatives, and attorneys (the "ClearOne Other Releasees"), from any and all past and present causes of action, demands, judgments, suits, and other claims and any and all debts, damages and other liabilities of any kind and nature, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, existing and contingent, direct or derivative, based on (in whole or in part): (1) allegedly false or misleading statements made prior to October 1, 2022; and/or (2) any other claims that were or could have been asserted against ClearOne and/or any of the other ClearOne Other Releasees in the Litigations.

(e)                [***]

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2.02          Unknown Claims. Shure and ClearOne expressly acknowledge and agree that this Agreement resolves all of the Litigations, as well as all actual or potential claims among the Parties, the Shure Patent Releasees, and the ClearOne Patent Releasees that are unknown, unanticipated, or unsuspected.  The Parties acknowledge and understand the significance and potential consequences of this release of unknown claims. In this connection, the Parties acknowledge that they may have sustained damages, losses, costs, or expenses that are presently unknown and unsuspected and that such damages, losses, costs, or expenses that may have been sustained may give rise to additional damages, losses, costs, or expenses in the future.  The Parties further acknowledge that they have negotiated this Agreement taking into account presently unsuspected and unknown claims, counterclaims, causes of action, damages, losses, costs and expenses, and the Parties, on behalf of themselves and their Affiliates, voluntarily and with full knowledge of its significance, expressly waive and relinquish any and all rights they may have under any state, federal or other statute, rule or common law principle, in law or equity, relating to limitations on general releases.  For example, with respect to any and all claims released by a Party to this Agreement, for good and valuable consideration, such Party agrees to and shall be deemed to have fully, finally, and forever expressly waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits of Section 1542 of the California Civil Code and any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or principle of common law that is similar, comparable, equivalent, or identical to Section 1542 of the California Civil Code, which states as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Such Party may hereafter discover facts other than or different from those that it knows or believes to be true with respect to the claims and disputes released by this Agreement, but each Party hereby expressly waives and fully, finally, and forever settles and releases, upon the execution of this Agreement, any known or unknown, suspected or unsuspected, contingent or non-contingent claim that is released by this Agreement, without regard to the subsequent discovery or existence of such different or additional facts.

ARTICLE III - LICENSE GRANTS AND COVENANTS NOT TO SUE

3.01          ClearOne License Grant.  Subject to the Payment in accordance with Section 4.01, ClearOne, on behalf of itself and its Affiliates and their respective successors and assigns, hereby grants to Shure and its Controlled Affiliates a fully paid-up, royalty-free, irrevocable and perpetual, non-exclusive, non-sublicensable, non-transferable, worldwide license to the ClearOne BMA Patents and the ClearOne Remaining Patents to make, have made, use, install, have installed, sell, have sold, offer for sale, import, have imported, and otherwise dispose of the Shure Licensed Products worldwide. For the avoidance of doubt, the license granted in this Section 3.01 is personal to Shure and its Controlled Affiliates and does not extend to any third parties who may in the future acquire any interest in Shure or its Controlled Affiliates.

3.02          ClearOne Covenant Not to Sue.  Subject to the Payment in accordance with Section 4.01, ClearOne, on behalf of itself and its Affiliates, and their respective successors and assigns, covenants not to sue, in any court, agency, or other tribunal, (i) Shure or any of its Controlled Affiliates for infringement of any of the ClearOne BMA Patents or the ClearOne Remaining Patents based on the manufacture, use, sale, offer for sale, or import of any of the Shure Licensed Products, or (ii) Shure or any of its Controlled Affiliates, or any of their respective subcontractors, suppliers, customers, distributors, sales representatives, manufacturer representatives, installers, integrators, resellers, service providers, or end users for infringement of any of the BMA Patents or the ClearOne Remaining Patents based upon any Shure product or service that was directly or indirectly purchased from or provided by Shure or its Controlled Affiliates.

3.03          Shure License Grant.  Subject to the dismissals as described in Section 5.01 below, Shure, on behalf of itself and its Affiliates, and their respective successors and assigns, hereby grants to ClearOne and its Controlled Affiliates a fully paid-up, royalty-free, irrevocable and perpetual, non-exclusive, non-sublicensable, non-transferable, worldwide license to the Shure MXA910 Patents and the Shure Additional Patents to make, have made, use, install, have installed, sell, have sold, offer for sale, import, have imported, and otherwise dispose of the ClearOne Licensed Products worldwide.  For the avoidance of doubt, the license granted in this Section 3.03 is personal to ClearOne and its Controlled Affiliates and does not extend to any third parties who may in the future acquire any interest in ClearOne or its Controlled Affiliates.

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3.04          Shure Covenant Not to Sue.  Subject to the dismissals as described in Section 5.01 below, Shure, on behalf of itself and its Affiliates, and their respective successors and assigns, covenants not to sue, in any court, agency, or other tribunal, (i) ClearOne or any of its Controlled Affiliates for infringement of any of the Shure MXA910 Patents or the Shure Additional Patents based on the manufacture, use, sale, offer for sale, or import of any of the ClearOne Licensed Products, or (ii) ClearOne or any of its Controlled Affiliates, or any of their respective subcontractors, suppliers, customers, distributors, sales representatives, manufacturer representatives, installers, integrators, resellers, service providers, or end users for infringement of any of the Shure MXA910 Patents or the Shure Additional Patents based upon any ClearOne product or service that was directly or indirectly purchased from or provided by ClearOne or its Controlled Affiliates.

3.05          Controlled Affiliates.  Except with respect to a Controlled Affiliate to whom a Party has assigned this Agreement and such Party's rights under this Agreement in accordance with Section 9.01 herein, all licenses and covenants granted under this Article III to any Controlled Affiliate of either Party shall terminate and be immediately extinguished from and after the time such Controlled Affiliate ceases to be a Controlled Affiliate of such Party.

3.06          [***]

ARTICLE IV - CONSIDERATION

4.01          Payment.  In full settlement and consideration for the releases, licenses, and covenants herein, Shure shall make a one-time, non-refundable payment (the “Payment”) to ClearOne in the amount of Fifty-Five Million Dollars ($55,000,000.00) by wire transfer to the account identified by ClearOne below, such payment to be made within five (5) days after the dismissal of the Litigations in accordance with Section 5.01 herein.  This payment is the total amount paid to ClearOne, and is full, final, and non-negotiable for purposes of this Agreement.  [***]

ARTICLE V - DISMISSAL OF LITIGATIONS

5.01          Dismissal of Litigations. The Parties shall jointly (i) move to vacate the Preliminary Injunction entered in the First NDIL Litigation (ECF Nos. 550-551), the related Opinion and Order addressing the Injunction Bond and Shure Notice compliance (ECF No. 590), and the related Contempt Opinion and Order entered in the First NDIL Litigation on September 1, 2020 (ECF No. 912), along with withdrawal and waiver of all contempt sanctions or remedies sought in relation thereto, and (ii) dismiss the Litigations with prejudice including all claims and counterclaims as set forth herein.  [***]

5.02          Costs, Expenses and Fees. Except as provided herein, the Parties shall bear their own costs, expenses and fees, and those of their agents, advisors, attorneys and accountants arising directly or indirectly from the Litigations, including the negotiation of this Agreement, and neither Party shall seek any award of costs, expenses and/or attorneys’ fees in any of the Litigations, either pursuant to Rule 54 of the Federal Rules of Civil Procedure, Rules 38 or 39 of the Federal Rules of Appellate Procedure, or any other rule or statute.

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5.03          Disposition of Documents.   Within sixty (60) days of  the dismissal of the Litigations in accordance with Section 5.01 herein, each Party shall (a) destroy all materials in its possession or control which have been designated as confidential material of the other Party under the protective orders entered in the Litigations; (b) cause such Party's attorneys, expert witnesses, and other professionals permitted to possess highly confidential information of the other Party under such protective orders to destroy all such materials of the other Party which are in the professional's possession or control, including confidential information of the other Party contained in any court filings; and (c) certify in writing to the other Party such Party's completion of its obligations contained in this Section 5.03.  Each Party also agrees to permit the tribunal in each of the Litigations to dispose of all Sealed filings (i.e., documents filed under seal and containing confidential information of one or both of the Parties) and shall cooperate to provide notice to the tribunal to facilitate such disposition of the sealed documents.  [***]

5.04          Remedies.  [***]

5.05          [***]

ARTICLE VI - PUBLICITY

6.01          Joint Press Release.  The Parties agree that they each may issue a joint press release in a form substantially identical to Exhibit F.  ClearOne shall notify Shure, by email in accordance with this Agreement, concurrently with its filing of the Form 8-K with the SEC or its issuance of such press release, whichever occurs first.  Following such email notice, Shure shall be permitted to issue such joint press release.

6.02          Permitted Shure Statements.  Shure shall be free to make statements and communications disclosing to third parties (i) the existence and scope of the licenses and covenants not to sue under Article III, including any limitations to the scope of such licenses; (ii) if and when vacated in accordance with the filing of Exhibit A, that the Memorandum Opinion and Order (ECF Nos. 550-551) of August 5, 2019, and the Memorandum Opinion and Order (ECF No. 912) of September 1, 2020 entered in the First NDIL Litigation have been vacated; (iii) the existence and scope of the releases set forth in Sections 2.01(a) and 2.01(b); (iv) that third parties are free to install and use the Shure Accused Products in any of their mounting configurations; (v) that all disputes between the Parties, including the Litigations, are fully and finally resolved; and (vi) any other matters specifically addressed in the provisions of the redacted form of Agreement filed with the SEC (Exhibit G, hereto) along with the Form 8-K as described below, provided that such disclosures shall truly and accurately reflect such provisions.

6.03          Permitted ClearOne Statements.  ClearOne warrants and represents that as a public company with reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, this Agreement constitutes a material definitive agreement not in the ordinary course of ClearOne’s business that must be disclosed by ClearOne in a Current Report on Form 8-K (the “Form 8-K”) to be publicly filed with the U.S. Securities and Exchange Commission (the “SEC”) within four (4) business days of the Effective Date of this Agreement, and that such Form 8-K must include as an exhibit thereto a redacted version of this Agreement in the form attached to this Agreement as Exhibit G.  As such, and in reliance upon ClearOne’s warranties and representations herein, Shure agrees that ClearOne may attach a copy of Exhibit G as an exhibit to the Form 8-K filing described in the preceding sentence.  In addition, ClearOne shall be free to make statements and communications disclosing to third parties (i) the existence and scope of the licenses and covenants not to sue under Article III, including any limitations to the scope of such licenses; (ii) the existence and scope the releases set forth in Section 2.01(c), (d), and (e); (iii) that all disputes between the Parties, including the Litigations, are fully and finally resolved; and (iv) any other matters specifically addressed in the provisions of the redacted form of Agreement filed with the SEC (Exhibit G, hereto) along with the Form 8-K as described above, provided that such disclosures shall truly and accurately reflect such provisions.

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6.04          Limitations on Publicity and Confidentiality.  Other than the agreed upon statements and communications described in Sections 6.01, 6.02 and 6.03 of this Article VI, no Party (including such Party and its Affiliates' respective employees, officers, directors, shareholders, attorneys and agents) shall issue any other press release, public announcement, news media response or other form of release of information concerning the terms of this Agreement without the prior consent of the other Party.  Further, except as disclosed or permitted to be disclosed pursuant to the foregoing provisions of this Article VI, the Parties agree that the terms of this Agreement are confidential and that the Parties will not disclose, directly or indirectly, the terms of this Agreement, other than (a) to their attorneys, accountants, tax preparers, financial advisors, employees or agents who need to know in the course and scope of performing their normal job functions, and lawful taxing authorities, (b) as a Party may be required under applicable law, rule, or regulation, including securities laws and rules of any applicable stock exchange (in which case the other Party shall have the right to review any proposed public version of the Agreement and to make any appropriate redactions before the Agreement or its contents are disclosed), (c) in response to a valid subpoena or as otherwise may be required by law, provided that the Party required to make such a disclosure gives as much notice as is reasonably possible to the other Party such that the other Party may contest such order or requirement and shall undertake efforts to limit any disclosure to the amount minimally required to comply, or (d) with the other Party’s written consent, which may only be given by an executive officer of the Party.

ARTICLE VII - PROTECTIVE ORDERS

7.01          Except as otherwise expressly stated herein, nothing herein shall affect or limit the terms of any of the protective orders in any of the Litigations nor any of the provisions or obligations therein which survive the Effective Date herein.

ARTICLE VIII - REPRESENTATIONS AND WARRANTIES

8.01          Each Party and each person signing this Agreement on behalf of a Party represents and warrants to the other that it has the full right and power to enter into this Agreement, and the person executing this Agreement has the full right and authority to enter into this Agreement on behalf of such Party and the full right and authority to bind such Party and its Affiliates to the terms and obligations of this Agreement.

8.02          [***]

8.03          [***]

8.04          Each Party further represents and warrants that there are no liens, conveyances, mortgages, assignments, encumbrances, or other agreements to which the Party is a signatory or by which it, any of its Affiliates or any of their respective properties are bound that would prevent or impair the full and complete exercise of the terms of this Agreement.

8.05          Neither Party has entered this Agreement in reliance upon any promise, inducement, agreement, statement, or representation other than those contained in this Agreement.

8.06          EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, OR ASSUMES ANY RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE COMMERCIAL SUCCESS, USE, SALE, OR OTHER DISPOSITION BY OR FOR ANY OTHER PARTY (OR ITS AFFILIATES) OR THEIR DISTRIBUTORS, USERS, OTHER CUSTOMERS, OR SUPPLIERS OF PRODUCTS INCORPORATING OR MADE BY THE USE OF INVENTIONS LICENSED HEREIN, AND ALL SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY DISCLAIMED.

8.07          [***]

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 ARTICLE IX - MISCELLANEOUS

9.01          Assignability. This Agreement may not be assigned by any Party without the prior written consent of the other Party (which consent may not be unreasonably withheld).  Notwithstanding the foregoing, a Party may assign, without prior consent of any other Party, this Agreement and the releases, licenses, and covenants granted hereunder to a Controlled Affiliate.  In the case of any assignment of this Agreement, (i) the assignee shall be subject to and bound by, and shall agree in writing with the assignor to be subject to and bound by, all of the terms and conditions of this Agreement, and (ii) the licenses and covenants not to sue under this Agreement will transfer entirely to the assignee, with the assignor and its other Controlled Affiliates (other than Controlled Affiliates of the assignee) holding no further such rights from and after the effective date of such assignment.

9.02          Binding Effect. This Agreement shall inure to the benefit of and is binding upon the Parties and their Affiliates (or Controlled Affiliates, as the case may be), officers, agents and employees in their capacities as such, and successors and permitted assigns of the Parties and their Affiliates (or Controlled Affiliates, as the case may be).

9.03          Notices.  [***]

9.04          Integration.  Except as set forth herein, this Agreement constitutes the entire agreement and understanding between the Parties with respect to the matters contained herein and supersedes and terminates all prior agreements between the parties hereto respecting the subject matter hereof.

9.05          Amendment; Waiver.  No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed by all of the Parties.  The failure of a Party to enforce any provision of this Agreement shall not prevent the subsequent enforcement of such provision.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver unless expressly stated in writing by the Party making the waiver.  No waiver of any provision shall be binding in any event unless executed in writing by the Party making the waiver.

9.06          Governing Law and Forum.  The validity and interpretation of this Agreement and the legal relations of the Parties to it shall be governed by the law of the State of Illinois without regard to any state’s conflicts of law rules.  The Parties (a) agree that any action or proceeding against a Party to this Agreement based on an alleged breach of this Agreement or concerning the interpretation of this Agreement shall be brought in the United States District Court for the Northern District of Illinois, unless no federal subject matter jurisdiction exists, in which case the action or proceeding shall be brought only in courts of the state of Illinois, and (b) irrevocably consent to the exclusive jurisdiction and venue of such courts for the purpose of any action or proceeding arising out of or relating in any way to this Agreement.

9.07          Headings. The inclusion of headings or titles in this Agreement is for convenience only and shall not affect the construction or interpretation of this Agreement.

9.08          Unenforceability. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the remainder shall remain valid and in full force.  In the event a part or provision of this Agreement is held unenforceable or in conflict with the law, the Parties agree to negotiate in good faith to amend such part or provision in a manner consistent with the intention of the parties as expressed in this Agreement.

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9.09          Joint Preparation. This Agreement, and each document relating hereto, has been jointly prepared by the Parties and their respective counsel, and the provisions hereof or thereof will not be construed more strictly against one Party than another as a result of its participation in such preparation.

9.10          Further Assistance.  In addition to the other obligations each Party may have under this Agreement, both Parties agree to execute and deliver any other documents and perform any other acts necessary to carry out the intent of this Agreement.

9.11          Execution of Agreement in Counterparts.  This Agreement may be executed in any number of counterparts, including by electronic means, and execution by each of the Parties of any one of such counterparts will constitute due execution of this Agreement. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed with intent to be bound as of the Effective Date.

/s/ Christine Schyvinck	/s/ Derek Graham
Christine Schyvinck	Derek Graham
President & CEO	Interim Chief Executive Officer
December 9, 2022	December 9, 2022